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                                 EXHIBIT 23(D)



                      CONSENT OF THE CARSON MEDLIN COMPANY





                                    CONSENT




We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Fort Brooke Bancorporation included as Appendix B to the Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.





/s/ THE CARSON MEDLIN COMPANY

Tampa, Florida

January 7, 1997